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                                                                   Exhibit 10.11


REUTERS [LOGO]

                            REDISTRIBUTION ADDENDUM
                          TO REUTERS GLOBAL AGREEMENT

This Addendum to the Reuters Global Agreement dated 21 December 2000 (the "Agreement") is made the 21st day of December 2000 between us, Reuters Limited of 85 Fleet Street, London. EC4P 4AJ, England, and you, Instinet Global Holdings, Inc of 875 Third Avenue, New York, NY 10022.

WHEREAS

A. You currently have, and wish to continue to be granted the right to redistribute Market Data (as defined below), both internally and to your Customers (as defined below) via the Instinet Services (as defined below)

B. Pursuant to Section 2.21(c) of the Reuters Business Principles, we wish to continue to grant you the limited right to redistribute Market Data, subject to the terms and conditions of this Addendum, and the payment of the Service Fees set forth in Schedule A hereto.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Definitions and Interpretation

      In this Addendum:

1.1   "Addendum" means this document.

1.2 "Customer" means any customer of yours who is authorized by you to use the Instinet Services.

1.3 "Instinet Services" collectively refers to the Instinet System, the R&A Product and any substantially similar products or services.
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1.4   "Instinet System" means your real-time trading system which allows your
      Customers to negotiate and execute orders electronically, and includes any successor system or service.

1.5 "Letter Agreement" has the meaning set forth in Section 3.10 of this Addendum.

1.6 "Market Data" means a subset of Information which is limited to (i) North American exchange traded equities and equity derivative price information.
      (ii) International exchange traded equities and equity derivative price information, and (iii) our North American Securities News ("NASN") product.

1.7 "R&A Product" means your Research and Analysis product, and includes any successor product(s).

1.8 "Redistribution Service Fees" means the Service Fees payable by you with respect to the rights granted in this Addendum.

1.9 Capitalized terms that are not defined in this Addendum will have the same meaning as they bear in the Agreement.

1.10 This Addendum is subject to the terms of the Agreement, including without limitation Section 2.2.3 of the Reuters Business Principles. However, in the event of any inconsistency between the terms of this Addendum and the Agreement in connection with the subject matter of this Addendum, the terms of this Addendum shall prevail.

2.    Commencement Date and Term

2.1 This Addendum will take effect on the Commencement Date and will be terminable by either party upon 180 days notice to the other party. Notwithstanding the foregoing, this Addendum shall terminate immediately upon the termination or expiration of the Agreement.

2.2 This Addendum supersedes the terms of any prior agreement. contract, proposal or understanding (whether written or oral) between us with respect to the matters


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      addressed herein, except for the Letter Agreement (which will continue in effect to the extent provided in Section 3.10 hereof).

3.    General

3.1 You may use, modify, alter, add value to. create derivative works from and redistribute Market Data internally and to your Customers via the Instinet Services, provided, however, that you shall be responsible for seeking and obtaining any licenses, consents or permits required by any exchange or other third party prior to redistribution of the Market Data in the manner contemplated by this Addendum.

3.2 We acknowledge that we are party to certain agreements with certain third parties under which you, as a member of the Reuters Group, are entitled to redistribute to your Customers information (which does not include any Information supplied to you pursuant to the Agreement) without any obligation on your part to seek or obtain any license, consent or permit required by any such third party or pay any redistribution fee directly to any such third party or to us. We agree to give you not less than 180 days' prior written notice, or such shorter notice as is reasonably practicable, of any change in any such agreement that would result in your becoming so obligated.

3.3 You will indemnify and hold us harmless in respect of any loss, damage, claim, cause of action, action or other injury (collectively, "Losses") arising out of or occurring due to or in connection with the redistribution of the Market Data, including, without limitation, any Losses incurred by us as a result of your failure to obtain any required license, consent or permit from any exchange or other third-party, except to the extent that any such Losses result solely from our gross negligence, willful misconduct or breach of third party agreement.

3.4   You shall reimburse us upon presentation of reasonable documentation for
      (i) any charges actually imposed upon us by any exchange or other third party in connection with the redistribution of Market Data as contemplated by this Addendum and (ii) all additional administrative costs actually incurred by us as a result of any rule, regulation or other requirement to which we are subject (whether by law or contract), but solely to the extent that such charges or


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      administrative costs arise directly from your redistribution of Market
      Data as contemplated hereby.

3.5 For so long as this Addendum remains in full force and effect, we hereby grant you the limited right to redistribute Market Data pursuant to
      Section 2.2.1(c) of the Reuters Business Principles, which are incorporated into and form a part of the Agreement, but solely to the extent necessary to enable you to take the actions expressly contemplated by this Addendum.

3.6 The Redistribution Service Fees payable as of the date hereof are set forth in Schedule A to this Addendum. The fees set forth on Schedule A are based on a minimum of 10,000 Customers accessing Market Data via the Instinet Services. subject to Clause 3.11 of the Agreement. We reserve the right to discuss and renegotiate the Redistribution Service Fees with you if we reasonably believe the total number of Customers accessing Market Data via the Instinet Services is less than 10,000 for any two consecutive Quarter Dates.

3.7 We both agree that the Redistribution Service Fees will not be discounted pursuant to Clause 4.1 of the Agreement but will be included in the Total Dollar Service Fees under Clause 4.2 of the Agreement.

3.8 We both acknowledge that the redistribution arrangement contemplated by this Addendum (including the amount of the Redistribution Service Fees) is unique, reflecting our current ownership relationship.

3.9 We acknowledge that in order to maintain neutrality, transparency and anonymity, you cannot disclose any Customer name or identifying information to us or any third-party for any reason.

3.10 Reference is made to the letter agreement dated July 13, 1999 between Instinet Corporation and Reuters America Inc. relating to the provision of NASN as part of Instinet's R&A Product, a copy of which is attached to this Addendum as Exhibit A (the "Letter Agreement"). We both agree that
      (i) the Letter Agreement shall continue in full force and effect, except that paragraph 2 of Schedule A to the Letter Agreement shall be deleted, and (ii) the Charges (as defined in the Letter Agreement) remitted to Reuters under the Letter Agreement will not be


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      discounted pursuant to Clause 4.1 of the Agreement but will be included in the Total Dollar Service Fees under Clause 4.2 of the Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto.

Signed                         )
for and on behalf of           )
Instinet Global Holdings. Inc. )


                                      /s/ John Oddie
                                      ------------------------------------------

                                      Name: John Oddie
                                            ------------------------------------
                                      Title: CEO of Global Equities
                                             -----------------------------------
                                      Date: 12/26/00
                                            ------------------------------------

Signed                         )
for and on behalf of           )
Reuters Limited                )


                                      /s/ H. Wenzel
                                      ------------------------------------------
                                      Name: H. Wenzel
                                            ------------------------------------
                                      Title: Dir. Contract Mgt
                                             -----------------------------------
                                      Date: 28/1/2001
                                            ------------------------------------

                                        REUTERS LIMITED
                                        85 FLEET STREET
                                        LONDON
                                        EC4P 4AJ


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